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                                                                 EXHIBIT 10-52


                                AMENDMENT TO THE
            DTE ENERGY COMPANY EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

         The DTE Energy Company Executive Supplemental Retirement Plan is amended by adding new Subsection 6.05 as follows:

                  6.05. Unscheduled Withdrawals. A former Participant receiving distributions in installments is permitted to make unscheduled withdrawals as described below.

                           (a) Election. A former Participant may request in writing to the Vice President, Human Resources, an unscheduled partial withdrawal or entire withdrawal of the undistributed balance of the former Participant's Vested Account, which will be paid within 30 days in a single lump sum.

                           (b) Withdrawal Penalty. There will be a penalty deducted from the Vested Account prior to an unscheduled withdrawal equal to 10% of the Vested Account balance as of the date the unscheduled withdrawal request is received by the Vice President, Human Resources.